ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 3rd day of June, 2010, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Advisors Series Trust:

Exhibit V, the funds and fees of the O’Shaughnessy Funds, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Douglas G. Hess	By:	/s/ Michael R. McVoy

Printed Name:	Douglas G. Hess	Printed Name:	Michael R. McVoy

Title:	President	Title:	Executive Vice President

Exhibit V to the Advisors Series Trust Fund Accounting Agreement

Name of Series	Date Added
O'Shaughnessy Small/Mid Cap Growth Fund	June 3, 2010
O'Shaughnessy Enhanced Dividend Fund	June 3, 2010
O'Shaughnessy All Cap Core Fund	June 3, 2010
O'Shaughnessy Global Equity Fund	June 3, 2010
O'Shaughnessy International Equity Fund	June 3, 2010

FUND ACCOUNTING SERVICES Fee Schedule at June, 2010
Annual Fund Accounting Fee Based Upon Total Assets of Fund Complex*
$_____ on the first $_____ million (includes 5 funds with one class)
Additional funds, above the first 5 at $_____ per fund.
(Discount of _____% in the first 6 months and _____% for the next 18 months and _____% in year 3).
_____ basis point on the next $_____ million
_____ basis point on the balance above $_____ billion
Additional Classes
▪ $_____ for each additional class of shares
Out-Of-Pocket Expenses
▪ Pricing Services
− $_____ Domestic and Canadian Equities/Options
− $_____ Corp/Gov/Agency Bonds/International Equities/Futures
− $_____ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
− $_____ /Fund per Day - Bank Loans
− $_____ /Fund per Day - Credit Default Swaps
− $_____ /Fund per Day - Basic Interest Rate Swaps
− $_____ /Fund per Month - Mutual Fund Pricing
− $_____ /Foreign Equity Security per Month for Corporate Action Service
− $_____ /Month Manual Security Pricing (>10/day)
▪ Factor Services (BondBuyer)
− $_____ /CMO/Month
− $_____ /Mortgage Backed/Month
− $_____ /Month Minimum/Fund Group
▪ Fair Value Services (FT Interactive)
− $_____ on the First 100 Securities/Day
− $_____ on the Balance of Securities/Day
NOTE: Prices above are based on using IDC as the primary pricing service.  Use of an alternative price source may require amendments to these fees.
Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.

Fees are billed monthly
*NOT subject to annual CPI increase, Milwaukee, MSA.

Advisor’s Signature below acknowledges approval of the fee schedule on this Exhibit V.

O’Shaughnessy Asset Management, LLC

By:    /s/ Chris Loveless

Printed Name:    Chris Loveless

Title:    President and COO            Date:     June 28, 2010

Exhibit V (continued) to the Advisors Series Trust Fund Accounting Agreement

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at June, 2010

Out-Of-Pocket Expenses
▪ Pricing Services
− $_____ Domestic and Canadian Equities/Options
− $_____ Corp/Gov/Agency Bonds/International Equities/Futures
− $_____ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
− $_____ /Fund per Day - Bank Loans
− $_____ /Fund per Day - Credit Default Swaps
− $_____ /Fund per Day - Basic Interest Rate Swaps
− $_____ /Fund per Month - Mutual Fund Pricing
− $_____ /Foreign Equity Security per Month for Corporate Action Service
− $_____ /Month Manual Security Pricing (>10/day)
▪ Factor Services (BondBuyer)
− $_____ /CMO/Month
− $_____ /Mortgage Backed/Month
− $_____ /Month Minimum/Fund Group
▪ Fair Value Services (FT Interactive)
− $_____ on the First 100 Securities/Day
− $_____ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service.  Alternative source costs may vary.

Advisor’s Signature below acknowledges approval of the fee schedule on this Exhibit V.

O’Shaughnessy Asset Management, LLC

By:     /s/ Chris Loveless

Printed Name:    Chris Loveless

Title:    President and COO                        Date:     June 28, 2010